UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

100 Crowne Point Place, Sharonville, Ohio		45241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02    Unregistered Sales of Equity Securities

On January 29, 2016, DCP Holding Company (the “Company”) accepted subscriptions for the purchase of an aggregate of 20 Class B Redeemable Common Shares (“Class B Shares”) and 260 Class C Redeemable Common Shares (“Class C Shares” and collectively with the Class B Shares, the “Shares”) at a price per Share of $1,013.23 (the “January Sales”). The Shares have been offered in unregistered private placements, exempt from registration under Rule 506 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Shares were sold to persons the Company believes are “accredited investors,” as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act. The price per share for the Shares represents the Company’s book value per share as of the last day of the month preceeding the month in which the subscription was delivered to and accepted by the Company. The aggregate price paid for the Shares for the January Sales is $269,113.89. J.J.B. Hilliard, W.L. Lyons, LLC (“Hilliard Lyons” or the “Placement Agent”) is entitled to receive a placement agent fee equal to between 4% and 6% of the sale price for each Share sold. The placement agent fee paid by the Company to the Placement Agent for the November Sales was $14,590.51.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

Date: February 1, 2016	/s/ Robert C. Hodgkins, Jr.
Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer